                                          EXHIBIT 21.1


               SUBSIDIARIES OF THE REGISTRANT


                                   STATE OR OTHER JURISDICTION OF    NAMES UNDER WHICH SUCH
NAME OF SUBSIDIARY                 INCORPORATION OR ORGANIZATION     SUBSIDIARY DOES BUSINESS
-------------------------          ------------------------------    ------------------------
TSW International, Ltd.               United Kingdom                 TSW International, Ltd.
                                                                     TSW (UK) Limited
TSW International, SA                 France                         TSW International, SA
TSW International Pty Ltd             New South Wales                TSW International Pty Ltd
                                                                     Cartsun Pty. Limited
Northernprise Sdn. Bhd.               Kuala Lumpur                   Northernprise Sdn. Bhd.
TSW International Software Pte Ltd    Singapore                      TSW International Software Pte Ltd
TSW International, SARL               France                         TSW International, SARL
TSW Services, Inc.                    Georgia                        TSW Services, Inc.
TSW Network Services, Inc.            Georgia                        TSW Network Services, Inc.
TSW Services Corporation              Virgin Islands                 TSW Services Corporation
